Exhibit 24 - Power of Attorney

International Business Machines Corporation
New Orchard Road
Armonk, NY 10504

March 1, 2026

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as each of the International Business Machines Corporation (IBM) employees holding the titles of Corporate Secretary;
Vice President, Global Compensation; Director, Corporate Compensation;
and any employee of IBM designated in writing by the Corporate Secretary of IBM, to sign and file on my behalf as a member of the Board of Directors of IBM any Securities and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

Paul Dunkle, Vice President, Global Compensation
Jane Edwards, Vice President, Assistant General Counsel & Corporate Secretary Lisa Mallardi, Executive Compensation Operations
Jorge Mancillas, Senior Attorney, Corporate Secretary s Office
Alison Plenge, Counsel, Corporate Governance & Securities and Corporate Social Responsibility
Fernanda Portella Prieto, Director, Corporate Compensation & Recognition Antonietta Servello, Executive Compensation, Officer s Desk
Laura Sousa, Counsel, Corporate Governance & Securities and Treasury

This authorization shall remain in effect for as long as I remain a Board member of IBM.

Very truly yours,

Ramon Laguarta